Exhibit 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement, dated June 7, 2013 (the “Agreement” or “Settlement Agreement”), is by and between BBX CAPITAL ASSET MANAGEMENT, LLC, a Florida limited liability company (“BBX” or “Obligee”), and PGA FLYOVER CORPORATE PARK, LLC, a Florida limited liability company (“PGA Flyover” or “Debtor”), DANIEL S. CATALFUMO, individually and as beneficiary to the Firetrucks Trust Dated 28/10/08 (“Catalfumo”), and joined by: PGA TRANSPORTATION ORIENTED DEVELOPMENT, LLC, a Florida limited liability company (“PGA Transportation”); CATALFUMO MANAGEMENT & INVESTMENT GROUP, LLC, a Florida limited liability company (“Catalfumo Management”); RCA CENTER II OF FLORIDA, LLC, (“RCA Center II”), a Florida limited liability company; BUILDING 11A, LLLP, a Florida limited liability limited partnership (“Building 11A”); TBC HQ, LLLP, a Florida limited liability limited partnership (“TBC HQ”); SUSAN W. CATALFUMO (“S. Catalfumo”); CARA CATALFUMO (“C. Catalfumo”); ALICIA CATALFUMO (“A. Catalfumo”); GIOVANNI CATALFUMO (G. Catalfumo); and SUSAN’S PASSION, LTD., a Cayman Islands corporation (“Susan’s Passion”) (collectively, “Obligors”, those Obligors that are not individuals are collectively referred to as the “Corporate Obligors”).

RECITALS

A. On April 17, 2013, the Debtor, PGA Flyover, filed its petition commencing the Chapter 11 case, In re PGA Flyover Corporate Park, LLC, in the United States Bankruptcy Court for the Southern District of Florida – West Palm Beach Division (the “Bankruptcy Court”), Case No. 13-18701-EPK (the “Bankruptcy Case”).

B. On April 17, 2013, PGA Flyover initiated an adversary proceeding against BBX in the Bankruptcy Court, Adv. Case No. 13-01307-EPK (the “Adversary Proceeding”) seeking, among other things, a preliminary injunction prohibiting BBX’s continued prosecution of the Litigation (as defined in Recital “M,” below).

C. On April 24, 2013, BBX filed its Motion to Dismiss Bankruptcy as “Bad Faith” Filing in the Bankruptcy Case.

D. On October 28, 2008, a Trust Deed of Settlement established the “Firetrucks Trust Dated 28/10/08” (the “Firetrucks Trust”), by and between Catalfumo as settlor of the Firetrucks Trust, RBC Trustees (Channel Islands) Limited, as managing trustee (“Initial Managing Trustee”), and Southpac Trust Nevis Limited, as administrative trustee.

E. By instrument dated September 27, 2010, the Initial Managing Trustee of the Firetrucks Trust resigned, and Royal Bank of Canada Trust Company (Cayman) Limited was thereafter appointed as the new managing trustee (the “Managing Trustee”).

The beneficiaries are defined by the Trust Deed of Settlement as “the Grantor and the Grantor’s descendants living from time to time. In addition, the Grantor’s Spouse, S. Catalfumo, is a beneficiary of the Firetrucks Trust.

F. The current beneficiaries of the Firetrucks Trust are Catalfumo, S. Catalfumo, C. Catalfumo, A. Catalfumo and G. Catalfumo (the “living Beneficiaries”); there are presently no other living beneficiaries of the Firetrucks Trust.

G. On September 28, 2011, the Circuit Court of 17th Judicial Circuit in and for Broward County, Florida, entered a Judgment in favor of BankAtlantic for $40,933,342.95 plus 4.75% statutory interest, and against PGA Transportation, PGA Flyover, Catalfumo, and Daniel S. Catalfumo, as Trustee (the “Judgment”), in the action styled as BBX Capital Asset Management, LLC v. Daniel S. Catalfumo, et al., in Case No. 10-01711 (08) (the “Collection Action”).

H. On October 25, 2011, BankAtlantic commenced a foreclosure action against PGA Flyover, styled as BankAtlantic v. PGA Flyover Corporate Park, LLC, et. al., Case No. 502011CA016444XXXXMB pending in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Foreclosure Action”). On October 25, 2011, BankAtlantic also commenced a foreclosure action against PGA Transportation, styled as BankAtlantic v. PGA Transportation Oriented Development LLC, et. al., Case No. 502011CA016448XXXXMB pending in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “PGA Transportation Foreclosure Action,” and collectively with the PGA Flyover Foreclosure Action, the “Foreclosure Actions”).

I. On July 13, 2012, BankAtlantic assigned the Judgment, as well as all loan documents and security agreements related to real and personal property owned by PGA Flyover and PGA Transportation, to BBX.

J. On November 13, 2012, an order was entered in the Collection Action granting BankAtlantic’s Verified Emergency Motion for Ex-Parte Temporary Injunction Without Notice, and further substituted BBX as the plaintiff/judgment creditor in the action. On March 29, 2013, Catalfumo filed a motion to dissolve or modify the injunction in the Collection Action.

K. On November 22, 2012, BBX commenced further litigation against Catalfumo in the Island of Jersey, styled as BBX Capital Asset Management LLC v. Catalfumo, et. al., Case No. 2012/482, pending in the Royal Court of the Island of Jersey (Samedi Division) (the “Jersey Litigation”), and obtained an ex parte injunction that prohibited Royal Bank of Canada (Channel Islands) Limited from disposing of assets in the Firetrucks Trust up to the value of US $43,244,607.50.

L. On November 23, 2012, BBX commenced further litigation against Catalfumo and Susan’s Passion in the Grand Court of the Cayman Islands, styled as BBX Capital Asset Management LLC v. Royal Bank of Canada Trust Company (Cayman) Limited, et. al. Financial Services Division, Cause No: FSD 158 OF 2012 (AJJ) (the

“Cayman Litigation”), and obtained an ex parte injunction that prohibited the Managing Trustee from disposing of or dealing with assets in the Firetrucks Trust up to the value of US $43,000,000 (“the Cayman Injunction”).

M. On February 21, 2013, BBX commenced further litigation against Catalfumo in South Carolina, styled as BBX Capital Asset Management LLC v. Catalfumo et. al., Case No. 2013-LP-37-00035, 2013-CP-39-212 and 2013-CP-37-00140 pending in the Court of Commons Pleas for the Tenth Judicial Circuit, County of Oconee, South Carolina and in the Court of Common Pleas for the Thirteen Judicial Circuit, County of Pickens, South Carolina (collectively, the “South Carolina Litigation”) (the Collection Action, Foreclosure Action, Cayman Litigation, Jersey Litigation and South Carolina Litigation are hereafter sometimes collectively referred to as “the Litigation”).

N. Catalfumo has agreed to pay $25,000,000 U.S. Dollars by August 5, 2013, to pay an additional $5,000,000 U.S. Dollars by May 20, 2014, and to cause certain properties described below to be transferred in exchange for, among other things, the dismissal with prejudice of the Litigation and a release, both on the terms and subject to the conditions set out below.

O. Catalfumo and the other Beneficiaries shall give a letter of wishes to the Managing Trustee, requesting that the Managing Trustee agree to engage in certain transactions to be able to effect a distribution or loan to Catalfumo and/or the other Beneficiaries to fund the payment of $25 million (plus any applicable interest) to BBX.

P. The Beneficiaries, in order to consummate this settlement, are acting on their own free will and not under compulsion of any legal process or like authority, and shall request the Managing Trustee to make the distributions referred to in Recital O above and give their consent to such distributions being made. The Beneficiaries, Catalfumo and BBX shall use best efforts and shall execute and deliver such documents as may be necessary to accomplish the purposes of this Settlement Agreement and enable the payments and other transactions contemplated hereunder.

Q. The Debtor, based on this Agreement, has agreed to dismiss the Adversary Proceeding with prejudice upon the “Settlement Effective Date”, as defined below.

NOW, THEREFORE, in consideration of the mutual promises, covenants, obligations, agreements, and other undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree between themselves as follows:

AGREEMENT

1. Recitals. The Recitals are hereby incorporated into this Agreement and made a part hereof as if fully stated herein, and are true and correct.

2. Payment of Settlement Cash Proceeds. Subject to occurrence of the Settlement Effective Date as set forth below, and in consideration for the dismissal of the Litigation and the releases provided for herein (to occur upon the simultaneous Property Transfer Date and Release Date as defined below), the following sums shall be transferred to BBX’s attorneys, as hereinafter provided, in immediately available cash funds in US dollars, an amount equal to THIRTY MILLION United States Dollars (US $30,000,000) (“Settlement Cash Proceeds”) free and clear of any liens, claims or demands, as follows:

a.	U.S. $25,000,000 (U.S. $25 million) is to be paid on or before August 5, 2013 (unless such date is extended pursuant to the terms of paragraph 3 this Settlement Agreement); and

b.	U.S. $5,000,000 (U.S. $5 million) plus any applicable interest is to be paid on or before May 20, 2014 (the “$5,000,000 Obligation”), with the $5,000,000 Obligation to be fully collateralized by Catalfumo in accordance with paragraph 9 below.

3. This Settlement Agreement is subject to and conditioned upon the entry of a final, non-appealable order by the Bankruptcy Court approving the Settlement Agreement, which the parties shall seek and obtain on an expedited basis on or before June 11, 2013. The Debtor shall submit this Settlement Agreement to the Bankruptcy Court for approval promptly upon full execution by the parties. The “Settlement Effective Date” shall be the first business day after the following has occurred: (i) the Bankruptcy Court has entered an order approving the Settlement Agreement; and (ii) the order approving the Settlement Agreement has become final and non-appealable. In addition, the transfer of the PGA Properties (as defined in paragraph 5, below) and the execution and delivery of the Transaction Documents (as defined in paragraph 6, below) shall be authorized and approved in the order approving the Settlement Agreement. Further, it is the parties’ desire that the transfer of the PGA Properties be made pursuant to a confirmed bankruptcy plan of liquidation to be filed by the Debtor with Catalfumo as the plan sponsor with said plan to be supported by BBX subject to and as more fully set forth in paragraph 23 below. The confirmation order as it relates to the transfer of the PGA Properties shall be in form and content reasonably satisfactory to the title insurance company for BBX or its designee(s). Catalfumo and the Debtor must seek to obtain a confirmation order within 30 days of the Settlement Effective Date, unless BBX agrees otherwise in writing. Such date upon which the parties have obtained an order confirming the plan of liquidation, and such order has been entered on the docket, shall be referred to as the “Plan Effective Date”. Upon occurrence of the Settlement Effective Date, PGA Flyover shall file a notice of dismissal of the Adversary Proceeding with prejudice. The effectiveness of this Settlement and the transactions provided for herein is subject only to the occurrence of the Settlement Effective Date; transfer of the PGA Properties under this Agreement is subject to occurrence of both the Settlement Effective Date and the Plan Effective Date; provided, however, that if the bankruptcy court denies confirmation of the proposed liquidating plan or the confirmation of the proposed liquidating plan does not occur by August 5, 2013 or such later date (not later than August 20, 2013) as the Debtor may elect provided Debtor and Catalfumo have proceeded in good faith to diligently perform their obligations under this Agreement, otherwise such extension shall be as the Debtor and BBX may agree upon in writing (“Property Transfer Date”), the parties nevertheless agree to proceed with the transfer of the PGA Properties, the $25,000,000 (plus any applicable interest) shall be paid to BBX, the $5,000,000 Obligation shall be fully collateralized by Catalfumo in accordance with this Agreement and the other Transaction Documents shall be delivered to BBX and all of the other deliveries by the parties that are required by this Agreement on the simultaneous Property Transfer Date and Release Date shall be made, and the order approving this Settlement Agreement shall authorize and approve such transfers in form and content reasonably satisfactory to the title insurance company for BBX or its designee(s), in accordance with and subject to the applicable terms and conditions of this Agreement. In such event where confirmation has been denied, BBX and Catalfumo shall each pay 50% of any documentary stamp taxes but in such event where confirmation has not been denied but Catalfumo nonetheless desires to proceed with the transfer of the PGA Properties before confirmation (but still subject to the terms and conditions herein), Catalfumo shall have sole responsibility for paying 100% of any documentary stamp taxes. If the PGA Properties are not transferred pursuant to a confirmed plan, BBX may agree in writing to write down its mortgages on the PGA Properties and provide notice of same to Catalfumo, PGA Flyover, and PGA Transportation. Catalfumo and the Beneficiaries agree to give a letter of wishes to the Managing Trustee, requesting that the Managing Trustee agree to engage in certain transactions to be able to effect a distribution of $25 million (plus any applicable interest) to BBX, and to effect such distribution. PGA Flyover and Catalfumo agree that the payments may be made to BBX’s attorneys, for the benefit of BBX, in accordance with the deadlines set forth above. Catalfumo agrees to such distributions, and further agrees and confirms that such distributions shall be paid directly to BBX’s attorneys. Further, BBX and Catalfumo consent to such variations of the Cayman Injunction and Jersey Injunction as may be required to enable such payments to be made to BBX in accordance with the terms of this Agreement, and will join (and will seek to have the Managing Trustee join) in a consent order or orders so providing and providing further that the Managing Trustee will be released by BBX upon payment of the $25 million (plus any applicable interest) and that dismissal of the Cayman Litigation and Jersey Litigation shall be with no order awarding fees and costs to or of any party

4. Catalfumo shall be entitled to an extension of the August 5, 2013 deadline for the $25,000,000 (plus any applicable interest) payment until August 20, 2013 as provided in paragraph 3 above. Notwithstanding the foregoing, under no circumstances, unless consented to by BBX in writing, shall the deadline for the $25,000,000 (plus any applicable interest) payment be extended beyond August 20, 2013. Should Catalfumo fail to pay BBX $25,000,000 (plus any applicable interest) on or before August 20, 2013 for any reason whatsoever, other than a prior material breach by BBX hereunder, Catalfumo shall be in default of this Agreement. If the $25,000,000 is not paid by August 5, 2013, interest will accrue from and after August 5, 2013 on the $25 million at the rate of 12.00% per annum through the earlier of August 20, 2013 or the date of payment with such accrued interest then being due and payable. In the event of such default, BBX, PGA Flyover and Catalfumo expressly agree that the Bankruptcy Case shall be dismissed with prejudice for a period of one year, the Judgment in the Litigation shall be due with interest from the date of the Judgment at the applicable Florida statutory judgment interest rate with additional interest of $75,500 being added to such accrued and unpaid interest effective as of August 20, 2013 and the Litigation shall continue to proceed, upon entry of the order dismissing the Bankruptcy Case and this Settlement Agreement shall terminate except to the extent set forth in this paragraph.

5. Transfer of Property Owned By PGA Flyover and PGA Transportation. Subject to BBX’s prior receipt of the $25 million (plus any applicable interest) payment in accordance with the terms hereof, and Catalfumo’s prior full collateralization of the $5,000,000 Obligation pursuant to the terms hereof, on or before the earlier to occur of (i) August 20, 2013 or (ii) simultaneous with the delivery of all remaining Transaction Documents (a) Catalfumo, PGA Flyover, PGA Transportation, RCA Center II, Building 11A and TBC HQ, LLLP agree and consent to supporting BBX’s efforts in obtaining an amendment to a Declaration of Covenants for Parcel 5B in the manner specified in paragraph 6(c)(ii) below, and (b) Catalfumo, the Debtor and PGA Transportation will cause the following property, including any declarant rights they may have associated therewith (collectively, “PGA Properties”) to be transferred to BBX or its designee(s) free and clear of any liens, claims, interests or encumbrances (other than BBX’s liens, any matters of record at such time that BBX or its designee(s) recorded their mortgages and subsequent matters of record subject to BBX’s reasonable approval, and taxes for tax year 2013 and beyond), and any and all expenses (other than attorney or other professional fees incurred by BBX or its designee(s) in connection with the Property Transfer, as defined below) associated with the transfer of such properties shall be paid by Catalfumo:

a.	the real property and related tangible and intangible personal property owned by PGA Flyover (with the description set forth on the attached Exhibit B) (hereinafter, “PGA Flyover Property”);

b.	the real property and related tangible and intangible personal property owned by PGA Transportation (with the description set forth on the attached Exhibit C);

c.	The entire proceeds in all of the PGA Flyover accounts (acct. no. 1100005791209) and its Debtor-in-Possession account at BB&T, into which BBX deposits the lease payments from PGA Flyover’s tenants (subject to BBX’s obligation to pay 2013 taxes and all usual and ordinary current payables for the operation and maintenance of the PGA Flyover property consistent with the expenses and corresponding amounts set forth in the May and June 2013 cash collateral budgets);

d.	All (i) past due and unpaid rents currently and hereafter relating to the PGA Flyover Property, including rent checks remitted to BBX which have not yet been cashed (if any) (subject to the same obligations set forth in paragraph 5(c)) and (ii) other tenant obligations in whatever form, including without limitation, notes or other obligations to pay in favor of the Debtor or others for rents, tenant improvements, common area maintenance or other lease obligations; and

e.	All impact fee credits related to the PGA Properties.

The parties agree to execute such documents as may be necessary or beneficial to avoid or minimize the payment of documentary stamp and intangible taxes.

Catalfumo and the Corporate Obligors represent and warrant unto BBX that (i) neither Debtor, PGA Transportation, TBC HQ, nor Building 11A have sold, pledged or contracted to sell (other than to BBX and a contract for the sale of Building 11A which was executed with Investor Management, LLC (“Buyer”) any of the PGA Properties, or the property owned by TBC HQ and Building 11A described on Exhibit F nor shall same be done prior to the execution and recording of the Transaction Documents without the written consent of BBX in its sole discretion unless such party(s) join in the Transaction Documents as applicable to the affected parcel(s) and (ii) prior to the execution of the Restrictive Covenant the Buyer shall join in the Restrictive Covenant.

6. Required Documentation and Closing Conditions to Effectuate Transfer of PGA Properties to BBX or its designee (“Property Transfer”). The parties agree:

a.	On the Property Transfer Date, PGA Flyover shall execute and deliver to Heartwood 42, LLC (“Heartwood 42”) the Special Warranty Deed, Bill of Sale and Closing Affidavit in the form of Exhibits A-1, A-2 and A-3 attached hereto and made a part hereof (the property being conveyed by such documents being the “Flyover Property”).

b.

On the Property Transfer Date, PGA Transportation shall execute and deliver to Heartwood 44, LLC (“Heartwood 44”) the Special Warranty Deed, Closing Affidavit and Bill of Sale in the form of Exhibits B-1, B-2 and B-3 attached hereto and made a part hereof; (the property being conveyed by such documents being the “Transportation Property”). It is the intent of the parties that to the extent transaction costs such as documentary stamps can be reduced as the result of causing the Transportation Property to be conveyed in a manner which conveys good and marketable title to such Transportation Property to Heartwood 44 as contemplated by such documents, but in lieu of conveying directly to Heartwood 44, the conveyance is accomplished by a transfer of the Transportation Property being conveyed to PGA Flyover and causing PGA Flyover (by deed or merger) and causing PGA Flyover to execute and deliver documents in the form of Exhibits B-1, B-2 and B-3, whereby PGA Flyover is the Grantor, Affiant and Assignor, respectively, under such documents, then the parties will reasonably cooperate each with the other in order to effectuate such restructuring of the transaction in a manner where good and marketable to the Transportation Property is conveyed to Heartwood 44 as contemplated in Exhibits B-1, B-2 and B-3. Notwithstanding that it is the intent of the parties to minimize the documentary stamps required to be paid in connection with the Transaction Documents, to the extent that documentary stamps are payable in connection with the transfer of the PGA Property and Transportation Property contemplated pursuant to the Transaction Documents, then BBX and Catalfumo shall equally pay 50% of the recording costs at Closing and responsibility for payment of documentary stamps as between Catalfumo, PGA Flyover, PGA Transportation, and BBX shall be as set forth in paragraph 3 above.

c.	On or before the Property Transfer Date, unless waived in writing by BBX or its designee prior, the parties shall execute and deliver the following:

i.	Catalfumo shall deliver to BBX payment of the $25,000,000 (plus any applicable interest) in accordance with the terms hereof.

ii.	The “Second Amendment” (as hereinafter defined) shall be executed and delivered by the Debtor, Buyer, PGA Transportation, TBC HQ, Building 11A, any other Catalfumo controlled person or entity, and any buyers through Catalfumo on the Property Transfer Date to the extent required to effectuate the amendment of the “Declaration” (as hereinafter defined) as contemplated in such Second Amendment.

iii.	On or before the Property Transfer Date, the Debtor, Buyer, PGA Transportation, TBC HQ, Building 11A, any other Catalfumo controlled person or entity, and any buyers through Catalfumo having an interest in the property presently owned by Building 11A and TBC HQ shall execute and deliver to Heartwood 42, a restrictive covenant running with the land, in the form of Exhibit C-1 attached hereto and made a part hereof (“Restrictive Covenant”).

iv.

The execution and delivery to Heartwood 42 of an estoppel letter from the association under the Declaration, or other satisfactory evidence, in form reasonably acceptable to BBX or its designee on the Property Transfer Date confirming the name of all property owners that are affected by the Declaration, setting forth the square footage of each building located upon the property encumbered by the Declaration confirming that the property to be conveyed by the documents referred to in Exhibits A-1 through A-3, inclusive, and Exhibits B-1 through B-3, inclusive, are current and in good standing of all obligations under the Declaration, including, but not limited to, the payment of all assessments thereunder and certifying the amount of the present assessments payable by each property owner pursuant to the Declaration (“Estoppel”).

v.	Full collateralization of the $5,000,000 Obligation in accordance with the terms hereof.

vi.	Corporate Resolutions executed by all entities comprising the obligors authorizing the Property Transfer and any other transfers provided for herein, together with evidence from the Secretary of State of the domicile state of each of these obligors which are entities confirming that such entity is current and in good standing (collectively “Corporate Documents”).

vii.	Delivery of such other documents on the Property Transfer Date as may be reasonably requested by the title company issuing title insurance to Heartwood 42 and Heartwood 44 in connection with the transfer of the Flyover Property and Transportation Property in order to transfer good and marketable title to such property, subject only to the Permitted Exceptions set forth in Exhibits A-1 and B-1.

viii.	The original notes (if any) for tenants of the PGA Properties and allonges transferring same to Heartwood 42 (as to the Flyover Property) and Heartwood 33 (as to the Transportation Property).

The documents and monies referred to in subsections (a) through (c) above, inclusive, are collectively referred to as the “Transaction Documents”. In the event that either (i) the Transaction Documents have not been delivered to BBX or its designee(s) in accordance with this Agreement provided that such failure is not the result of a material breach by BBX hereunder or (ii) the obligations set forth in this paragraph 6 have not been performed in accordance with this Agreement, the Bankruptcy Case shall be dismissed with prejudice for a period of one year from the date of the entry of the order of dismissal, this Agreement shall terminate, and all of the Litigation shall continue to proceed upon entry of the order dismissing the Bankruptcy Case.

7. Catalfumo may elect to make the $5,000,000 payment set forth above by November 20, 2013, and by so doing Catalfumo shall not be obligated to pay any interest on the $5,000,000 obligation. Under all circumstances, if the $5,000,000 payment is not made by the November 20, 2013 early payment date, interest will accrue on the $5,000,000 payment obligation at a rate of 4.75% per annum from May 20, 2013 through the date of payment, with such accrued interest due and payable by Catalfumo.

8. Notwithstanding anything herein to the contrary, all monies, real and personal property, collateralizations, releases and Transaction Documents to be provided pursuant to this Agreement shall be exchanged on the simultaneous Property Transfer Date and Release Date, which is intended to be the same date.

9. After the Settlement Effective Date, but no later than the Property Transfer Date which is the deadline for the $25 million payment (plus any applicable interest) (as the same may be extended pursuant to the terms hereof) Catalfumo shall fully collateralize the $5,000,000 Obligation by causing BBX to be granted an enforceable first lien perfected security interest and consensual lien on financial instruments held by the Managing Trustee of the Firetrucks Trust or other like financial instruments, cash or cash equivalents with any and all such collateral being subject to BBX’s approval in its sole and absolute discretion. No specific financial instruments have yet been tendered to BBX to determine whether they are acceptable to BBX in its sole and absolute discretion and it is anticipated that Catalfumo will in the future, and in any event, well in advance of the Property Transfer Date, propose specific financial instruments to fully collateralize the $5,000,000 Obligation at which time BBX will determine whether they are acceptable in its sole and absolute discretion.

a.	BBX shall have the option, but not the obligation, to enforce its rights against such financial instruments in which BBX has a security interest if Catalfumo has not satisfied the $5,000,000 Obligation by May 20, 2014, in accordance with the terms of this Agreement. BBX is further authorized and empowered, at its option, to sell, assign and deliver such financial instruments at a public or private sale, with notice to Catalfumo, for cash, credit or for future delivery, in accordance with the terms of Article 9 of the Uniform Commercial Code (Chapter 679, Florida Statutes).

b.	Catalfumo hereby agrees that his payment obligations under this Agreement shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the taking or accepting of security for the $5,000,000 Obligation or (ii) any neglect, delay, omission, failure or refusal of BBX to take or prosecute any action to exercise any rights with respect to any security therefor, or to take or prosecute any action in connection with any financial instrument evidencing or securing any part of Settlement Cash Proceeds, provided, at the written request of Catalfumo, BBX shall consent to the sale of the collateral at market and the proceeds of such sale shall be paid to BBX to reduce the $5,000,000 Obligation and Catalfumo at such time shall pay in cash or post new collateral (satisfactory to BBX in its sole and absolute discretion), for any remaining balance due.

10. Upon (i) the occurrence of the Settlement Effective Date (ii) payment of the first $25 million (plus any applicable interest) of the Settlement Cash Proceeds, (iii) full collateralization of the $5,000,000 Obligation in accordance with the terms hereof; (iv) the transfer of the PGA Properties to BBX or its designee(s) in accordance with the terms of this Agreement, and (v) the delivery of all other Transaction Documents, all of which must occur on or before the Property Transfer Date (the date all the foregoing has occurred is also the “Release Date”), BBX shall dismiss with prejudice all of the Litigation (with the exception of the Foreclosure Actions; but no judgment for damages shall be sought against any of the Catalfumo defendants in such Foreclosure Actions) as provided in paragraph 11 below, and the releases provided in paragraphs 20, 21 and 22 shall be exchanged and become effective as described in those paragraphs.

11. Upon the Release Date, the Foreclosure Action, the Collection Action, the Cayman Litigation, the Jersey Litigation and South Carolina Litigation shall be dismissed with prejudice, with the form of such dismissals to provide for the discharge of the notices of lis pendens in those actions, with each party to bear its own fees and expenses. At such time, the Collection Action Injunction, the Jersey Injunction and the Cayman Injunction shall be dissolved. Upon BBX’s receipt of all Transaction Documents and the occurrence of the Release Date, BBX shall file a notice of satisfaction of any judgment entered in the Litigation (with the exception of the Foreclosure Actions; but no judgment for damages shall be sought against any of the Catalfumo defendants in such Foreclosure Actions); provided, however, that such satisfaction of judgment(s) shall not relieve Catalfumo or the other parties to this Agreement of their remaining obligations under this Agreement, including without limitation, Catalfumo’s obligation to pay the $5,000,000 Obligation in accordance with the terms of this Agreement.

12. Upon dismissal of the Litigation, BBX, Catalfumo, PGA Transportation, S. Catalfumo, the Debtor and all other impleaded defendants not otherwise referenced herein shall bear their own fees and costs. Upon dismissal of the Cayman Litigation, Catalfumo agrees that BBX shall bear no responsibility whatsoever for fees and costs incurred by the Managing Trustee, Catalfumo, and/or Susan’s Passion in connection with the Cayman Litigation, and BBX agrees that Catalfumo and the Managing Trustee shall bear no responsibility whatsoever for fees and costs incurred by BBX.

13. The obligations to BBX under this Agreement shall not be subject to offset, reduction or setoff.

14. Catalfumo, the Debtor and PGA Transportation agree that BBX shall bear no responsibility whatsoever for fees and costs incurred by Royal Bank of Canada (Channel Islands) Limited, Michael Glass (as former trust protector of the Firetrucks Trust), or FTP Co., LLC (as current trust protector of the Firetrucks Trust) in connection with the dismissal of any part of the Litigation pursuant to this Agreement.

15. The dismissals with prejudice of the Litigation will each provide that they are being filed pursuant to this Agreement and shall not constitute or be deemed an adjudication on the merits as to any of those actions.

16. Catalfumo and the living Beneficiaries acknowledge that, in order to consummate this settlement, they have entered into this Agreement of their own free will, not under compulsion of any legal process or like authority. Catalfumo and the living Beneficiaries further acknowledge that they have entered into this Agreement after being advised relative to it by capable legal counsel.

17. The Settlement Cash Proceeds to be disbursed to BBX’s attorneys, Conrad & Scherer, LLP, Trust Account. Said disbursements shall be made by wire transfer pursuant to the following wire instructions:

Wire To:	1st United Bank
335 South County Road
Palm Beach, FL 33480
ABA 067014987

Credit To:	Conrad & Scherer, LLP
633 South Federal Highway
Fort Lauderdale, Florida 33301
Trust Acct. No.# 3031689706

18. Upon the transfer of the PGA Properties to BBX or its designee(s), Catalfumo and Catalfumo Management agree at such time to resign from all management and administrative duties of the PGA Flyover Property, and to further transfer such management and administrative duties to BBX or its designee(s). The documentation providing the transfer of such management obligations and duties shall be in a form reasonably satisfactory to BBX or its designee(s), Catalfumo and Catalfumo Management.

19. Catalfumo, PGA Flyover, PGA Transportation, RCA Center II, Building 11A and TBC HQ agree to provide support for recording the Property Transfer Date an amendment in the Public Records of Palm Beach County, Florida, to a Declaration of Covenants for Parcel 5B, dated March 1, 2007 (and recorded in the Official Records Book 21560, Page 1358 of the Public Records of Palm Beach County, as amended by that certain Assignment of Declarants Rights under and Amendment of Declaration of Covenants for Parcel 5B dated July 28, 2009, recorded in the Official Records Book 23374, Page 1314 of the Public Records of Palm Beach County) (hereinafter, “Declaration”). Such Amendment shall be in the form of Exhibit D attached hereto and made a part hereof (“Second Amendment”). To the extent that the Second Amendment has not been executed and delivered by all necessary parties required to effectuate the Amendment to the Declaration in accordance with the terms of such Declaration, then on or before the Property Transfer Date, Buyer, TBC HQ, Building 11A PGA Flyover and PGA Transportation, any parties having an interest in the property described on Exhibits B, C and F, including, but not limited to Buyer, and other contract purchasers, lien holders and any successor in interest to TBC HQ and PGA Transportation, PGA Flyover, and Building 11A shall execute and deliver to Heartwood 42 the Restrictive Covenant.

20. Upon the Release Date, BBX and its past and present partners, officers, directors, employees, account representatives, agents, attorneys, successors, assigns, subsidiaries, related partnerships and corporations, and other affiliates (including the past and present partners, officers, directors, employees, account representatives, agents, attorneys, successors and assigns of such subsidiaries, related partnerships and corporations, and other affiliates) (the “BBX Releasors”) knowingly and voluntarily release and forever discharge Catalfumo, PGA Flyover, PGA Transportation, Daniel S. Catalfumo, Trustee, S. Catalfumo, C. Catalfumo, A. Catalfumo, G. Catalfumo, James Jacoby, Susan’s Passion, Michael Glass (as former trust protector of the Firetrucks Trust), or FTP Co., LLC (as current trust protector of the Firetrucks Trust), and their past and present partners, officers, directors, employees, account representatives, agents, attorneys, successors, assigns, subsidiaries, related partnerships and corporations, and other affiliates (including the past and present partners, officers, directors, employees, account representatives, agents, attorneys, successors and assigns of such subsidiaries, related partnerships and corporations, and other affiliates) from any and all claims, causes of action, rights, judgments and demands of any kind whatsoever which BBX may have or claim to have that arise out of or are in any manner whatsoever, directly or indirectly, known or unknown, connected with or related to the loans at issue in the Judgment, any transactions between the parties relating to the foregoing loans and Judgment, the allegations in the Litigation, and any and all matters that were or could have been raised or asserted in the Litigation. This release includes any claims for expenses, costs and attorneys’ fees, as well as indemnity, contribution or claims for recovery of any kind or nature regardless of what such claims are or may be called. Provided, however, that BBX does not release any such parties from the obligations they have specifically undertaken in this Agreement.

21. Upon the Release Date, the dismissal with prejudice of all the Litigation and the discharge of any and all notices of lis pendens, PGA Flyover, PGA Transportation, Daniel S. Catalfumo, Trustee, S. Catalfumo, C. Catalfumo, A. Catalfumo, G. Catalfumo, and Susan’s Passion, and their respective past and present partners, officers, directors, employees, account representatives, agents, attorneys, heirs, successors, assigns, subsidiaries, related partnerships and corporations, and other affiliates, knowingly and voluntarily release and forever discharge BBX, and its past and present officers, directors, employees, account representatives, agents, attorneys, successors, assigns, subsidiaries, related partnerships and corporations, and other affiliates from any and all claims, causes of action, rights, judgments and demands of any kind whatsoever which they may have or claim to have which arise out of or are in any manner whatsoever, directly or indirectly, known or unknown, connected with or related to the allegations in the Litigation, and any and all matters that were or could have been raised or asserted in the Litigation. This release includes any claims for expenses, costs and attorneys’ fees, as well as indemnity, contribution or claims for recovery of any kind or nature regardless of what such claims are or may be called. Provided, however, that BBX shall not be released from the obligations which it has specifically undertaken in this Agreement.

22. Upon the Release Date, the dismissal with prejudice of all the Litigation and the discharge of any and all notices of lis pendens, the BBX Releasors on the one hand, and all of the Catalfumo-related persons and entities (including such defendants and impleaded defendants in the Litigation other than BB&T and Royal Bank of Canada (Channel Islands), Limited, as set forth on Schedule 1 attached hereto) on the other hand, shall exchange executed mutual releases, in the form attached hereto as Exhibit E.

23. Conditioned upon the Bankruptcy Court’s order approving this Agreement becoming a final and non-appealable order, BBX agrees to affirmatively vote in favor of a plan of liquidation that is to be filed by PGA Flyover with Catalfumo as plan sponsor, incorporating and adopting the terms of this Agreement, and which does not contain any provision adverse to BBX other than specifically set forth in this Agreement or in any way alter BBX’s rights under this Agreement. BBX shall not be responsible for any monetary or other obligations contained in such liquidating plan, including but not limited to, the payment of any fees or costs to PGA Flyover’s professionals or other administrative expenses, United States Trustee Fees or for any distributions to any of PGA Flyover’s creditors. PGA Flyover will seek to confirm the liquidating plan on or before Friday, July 20, 2013 and shall use its best efforts to obtain an order confirming the liquidating plan which shall contain an express finding that the transfers of the PGA Properties to BBX or its designee(s) have been made pursuant to the confirmed plan and were necessary to the consummation of such confirmed plan in accordance with Section 1146(a) of the Bankruptcy Code, in order for such transfers to be exempt from documentary stamp taxes.

24. In the event the Bankruptcy Court declines to approve this Settlement Agreement, such disapproval shall terminate this Settlement Agreement, and the parties shall retain each of their rights as existed prior to the execution of this Settlement Agreement. In the event that the Bankruptcy Court materially alters this Settlement Agreement, the parties may elect (i) to proceed with this Settlement Agreement, as modified, or (ii) terminate this Settlement Agreement and retain each of their rights that existed prior to the execution of this Settlement Agreement. If there is any issue as to whether the Settlement Agreement has been altered in a way that is “materially adverse” to one or more of the parties, Judge Hyman shall make such determination and his decision shall be final and binding on the parties.

25. The parties agree to continue the current standstill in litigation in the Collection Action, the Foreclosure Actions, the South Carolina Litigation and the Jersey Litigation (but for any agreed motions, consent orders, etc., needed to release any stays to facilitate any payments to BBX pursuant to this Agreement), and all discovery and other deadlines in the Litigation shall be tolled and abated. The Cayman Litigation and Jersey Litigation shall be stayed (other than for any agreed motions, consent orders, or the like needed to facilitate any payments to BBX pursuant to this Agreement) through and until dismissal with prejudice of that litigation, or until such earlier date on which Catalfumo becomes non-compliant with the schedule for payment of the $25 million (plus any applicable interest) as set forth above. If Catalfumo becomes non-compliant, the stay of the Cayman Litigation and Jersey Litigation will immediately expire and be lifted. During the period of the stay of the Cayman Litigation and Jersey Litigation, the Cayman Injunction and Jersey Injunction will remain in force.

26. This Agreement and the other documents specifically attached herein constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior agreements, prior discussions, prior term sheets and/or other writings. This Agreement may not be amended except in writing signed by the parties.

27. The rights and obligations of the parties to this Agreement shall be binding upon, and inure to the benefit of, each of the parties’ successors, assigns, heirs and estates, including any trustee or successor trustee(s) hereafter appointed in the Debtor’s bankruptcy case.

28. The Bankruptcy Court shall retain jurisdiction to enforce the terms of this Agreement. The prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys’ fees and costs.

29. If any party to this Agreement hereafter sues or commences any action against any other party to this Agreement for the purpose of enforcing any claims that are released under this Agreement, this Agreement shall be and constitute a complete defense thereto, and the release(s) shall, in addition to all other remedies, be entitled to recover damages from such releaser(s) damages which shall include reasonable attorneys’ fees and costs.

30. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Communication of the executed signature pages of this Agreement may be by facsimile or electronic mail.

31. Each of the parties to this Agreement has been represented by counsel in connection with this Agreement and the Litigation. The parties and their respective counsel have had an opportunity to review this Agreement and agree that it should be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party.

32. Florida law shall govern this Agreement.

-signatures appear on following pages-

IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement.

BBX CAPITAL ASSET MANAGEMENT, LLC

By	/s/ John E. Abdo
John E. Abdo
Title:	Vice-Chairman

PGA FLYOVER CORPORATE PARK, LLC

By	/s/ Daniel S. Catalfumo
Daniel S. Catalfumo
Title:	Manager

PGA TRANSPORTATION ORIENTED DEVELOPMENT, LLC

By	/s/ Daniel S. Catalfumo
Daniel S. Catalfumo
Title:	Manager

DANIEL S. CATALFUMO, individually and as beneficiary to the Firetrucks Trust
Dated 28/10/2008

/s/ Daniel S. Catalfumo

CATALFUMO MANAGEMENT & INVESTMENT GROUP, LLC

By	/s/ James E. Jacoby
James E. Jacoby
Title:	Manager

RCA CENTER II OF FLORIDA, LLC
By:	PGA Gateway, Ltd.
By:	Diver Management, Inc.

By	/s/ Daniel S. Catalfumo
Daniel S. Catalfumo
Title:	President

BUILDING 11A, LLP
By:	Catalfumo Master GP, LLC

By	/s/ Daniel S. Catalfumo
Daniel S. Catalfumo
Title:	Manager

TBC HQ, LLLP
By:	TBC HQ Management, LLC

By	/s/ Steven A. Sciarretta
Steven A. Sciarretta
Title:	Manager

SUSAN W. CATALFUMO

/s/ Susan W. Catalfumo

CARA CATALFUMO

/s/ Cara Catalfumo

ALICIA CATALFUMO

/s/ Alicia Catalfumo

GIOVANNI CATALFUMO

/s/ Giovanni Catalfumo

SUSAN’S PASSION, LTD.

By	/s/ James E. Jacoby
James E. Jacoby
Title:	Sole Director